Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the AMREP CORPORATION 2016 EQUITY COMPENSATION PLAN of our report dated July 29, 2016 relating to the consolidated financial statements of AMREP Corporation and Subsidiaries appearing in the Annual Report on Form 10-K of AMREP Corporation and Subsidiaries for the year ended April 30, 2016.

/s/ RSM US LLP

Cedar Rapids, Iowa

September 20, 2016